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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997

                                                     REGISTRATION NO. 333-28849

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 2

                                      TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                            RFS HOTEL INVESTORS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             TENNESSEE                                             62-1534743
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                       850 RIDGE LAKE BOULEVARD, SUITE 220
                            MEMPHIS, TENNESSEE 38120
                                 (901) 767-7005
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ROBERT M. SOLMSON
                            RFS HOTEL INVESTORS, INC.
                       850 RIDGE LAKE BOULEVARD, SUITE 220
                            MEMPHIS, TENNESSEE 38120
                                 (901) 767-7005
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                              DAVID C. WRIGHT, ESQ.
                                HUNTON & WILLIAMS
                              2000 RIVERVIEW TOWER
                                900 S. GAY STREET
                           KNOXVILLE, TENNESSEE 37902
                                 (423) 549-7700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC; FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the offering are as follows:

     Securities and Exchange Commission registration fee...........$  13,772.73
     Accounting fees and expenses..................................    5,000.00
     Legal fees and expenses.......................................   10,000.00
     Printing......................................................    3,000.00
     Miscellaneous.................................................    6,227.27
                                                                   ------------
                  TOTAL............................................$  40,000.00
                                                                   ============

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Charter of the Company, generally, limits the liability of the Company's directors and officers to the Company or its shareholders for money damages to the fullest extent permitted from time to time by the laws of Tennessee. The Charter also provides, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expense actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     The Company currently purchases director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 16. EXHIBITS.


3.1      -        Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-11
                  (Registration No. 33-63696) and incorporated by reference herein)

3.2      -        Charter of RFS Hotel Investors, Inc. (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3
                  (Registration No. 333-3307) and incorporated by reference herein)

3.3      -        Bylaws of RFS Hotel Investors, Inc. (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-3 (Registration No. 333-3307) and incorporated by reference herein)

4.1      -        Fourth Amended and Restated Agreement of Limited Partnership of RFS Partnership, L.P. (filed as Exhibit 3.3(b)
                  to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (Registration No. 34-0-
                  22164) filed with the Commission on March 31, 1997 and incorporated by reference herein)

5.1*     -        Opinion of Hunton & Williams

8.1**    -        Opinion of Hunton & Williams as to certain tax matters

23.1*    -        Consent of Coopers & Lybrand, LLP

23.2*    -        Consent of KPMG Peat Marwick LLP

23.3*    -        Consent of Hunton & Williams (included in Exhibit 5.1)

24.1     -        Power of Attorney (located on the signature page of this Registration Statement)


--------------
 * Previously filed
** Filed herewith

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 2nd day of July, 1997.


                                          RFS HOTEL INVESTORS, INC.
                                          a Tennessee corporation
                                          (Registrant)


                                          By:          *
                                              -----------------------------
                                               Robert M. Solmson
                                               Chairman of the Board and
                                               Chief Executive Officer
                                               (Principal Executive Officer)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed on the 2nd day of July, 1997 by the following persons in the capacities indicated.


            Signature                                    Title
            ---------                                    -----
                   *                   Chairman of the Board and Chief Executive Officer
     ----------------------------      (Principal Executive Officer)
             Robert M. Solmson


                   *                   President and Director
     ----------------------------
             Minor W. Perkins


       /s/ Michael J. Pascal           Secretary and Treasurer (Principal Financial
     ----------------------------      Officer and Principal Accounting Officer)
            Michael J. Pascal


                   *                   Director
     ----------------------------
            Bruce E. Campbell


                 *                     Director
     ----------------------------
            H. Lance Forsdick


                 *                     Director
     ----------------------------
            R. Lee Jenkins


                                       Director
     ----------------------------
        Harry J. Phillips, Sr.


                 *                     Director
     ----------------------------
           Michael S. Starnes


                 *                     Director
     ----------------------------
           John W. Stokes, Jr.


By:  /s/ Michael J. Pascal
     ----------------------------
         Michael J. Pascal
      (attorney-in-fact for
      the persons indicated)


                                 EXHIBIT INDEX


3.1      -        Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-11
                  (Registration No. 33-63696) and incorporated by reference herein)

3.2      -        Charter of RFS Hotel Investors, Inc. (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3
                  (Registration No. 333-3307) and incorporated by reference herein)

3.3      -        Bylaws of RFS Hotel Investors, Inc. (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-3 (Registration No. 333-3307) and incorporated by reference herein)

4.1      -        Fourth Amended and Restated Agreement of Limited Partnership of RFS Partnership, L.P. (filed as Exhibit 3.3(b)
                  to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (Registration No. 34-0-
                  22164) filed with the Commission on March 31, 1997 and incorporated by reference herein)

5.1*     -        Opinion of Hunton & Williams

8.1**    -        Opinion of Hunton & Williams as to certain tax matters

23.1*    -        Consent of Coopers & Lybrand, L.L.P.

23.2*    -        Consent of KPMG Peat Marwick L.L.P.

23.3*    -        Consent of Hunton & Williams (included in Exhibit 5.1)

24.1*    -        Power of Attorney (located on the signature page of this Registration Statement)


--------------
 * Previously filed.
** Filed herewith.